OTCQB Trading Symbol: AGSM

Silver Stream Clarification and Retraction of Technical Disclosures

VANCOUVER, BC, December 17, 2013 – Silver Stream Mining Corp. (the “Company”) (OTCQB: AGSM) announces that, as a result of the review by the British Columbia Securities Commission, the Company is issuing the following news release to clarify our disclosure.

Retraction of Resource Estimates

On April 11, 2013, Rio Plata Exploration Corp. (now the Company subsequent to a reverse merger completed on May 14, 2013) filed a technical report relating to its Metates property in Sinaloa, Mexico entitled “Technical Brief on the Metates Mine Property, dated April 9, 2013” prepared by Richard Munroe, B.Sc., FGAC, P.Geo. (the “Munroe Report”). The Munroe Report was filed to support the disclosure of an initial inferred mineral resource estimate set out in Rio Plata’s news release filed on April 4, 2013.

Further review of the Munroe Report by consultants has revealed that the report is not in compliance with the requirements of Nl 43-101 and, particularly, that the estimation of resources presented in the Munroe Report is not in compliance with standards set forth in Nl 43-101. Therefore, the Munroe Report cannot be considered a valid NI 43-101 technical report on the Metates property and no resources of any class have been established at the Metates property. Accordingly, the Company retracts all prior disclosure of inferred mineral resource estimates on the Metates property made in its disclosure documents, as detailed below.

The Company plans to engage an independent qualified person to complete another technical report relating to the Metates property which complies with the requirements of Nl 43-101. The report will not propose to establish resources of any class at the Metates property. The Company anticipates that this technical report on the Metates property will be filed by mid-January, 2014.

Technical Disclosure Issues

The Company has made disclosures of inferred resource estimates in disclosure documents filed by the Company on SEDAR. These inferred mineral resource estimates are not supported by a valid Nl 43-101 technical report, contrary to the requirements of Nl 43-101. Accordingly, no resources of any class have been established on the Metates property. Previous documents that have claimed an inferred resource estimate based on the Munroe Report are as follows: (i) Rio Plata’s news release filed April 4, 2013, (ii) Rio Plata’s Management Information Circular filed April 22, 2013, (iii) Rio Plata’s Letter to Shareholders filed April 26, 2013, (iv) Rio Plata’s Notice of Change in Corporate Structure filed May 24, 2013 (and October 23, 2013), (v) Rio Plata’s MD&A  filed September 9, 2013, (vi) the Company’s MD&A filed November 20, 2013, (vii) the Company’s Material Change Report filed November 18, 2013, (viii) the Company’s MD&A filed August 19, 2013, (ix) the Company’s Material Change Report filed July 12, 2013, and (x) the Company’s Notice of Change in Corporate Structure filed May 24, 2013.

The Company is retracting its disclosure of inferred mineral resource estimates made in these documents. The Munroe Report does not adequately support this disclosure as the report (i) does not explain why chip samples are suitable for inclusion in a database used to estimate a mineral resource, (ii) does not discuss the nature, extent and results of

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OTCQB Trading Symbol: AGSM

quality control procedures employed and quality assurance actions taken, (iii) variously designates the estimate as the “initial inferred resource”, as well as a “potential resource” which implies the core estimate is below inferred classification, (iv) presents an estimate that relies on the memory of local ex-mine workers for much higher grades than those in the resource database, and appeals to use this information to support its assumption that no assay cutting is required, (v) presents a database containing much sampling which is not statistically representative of the mineralization and drilling may be necessary before a suitable resource database is available, (vi) does not present any supporting specific gravity data with which to estimate a resource, (vii) does not document the true thickness and average grade of the significant underground sampling intersections used for estimating the resource, (viii) does not adequately document the parameters and assumptions of the polygonal estimation method, (ix) presents a core estimate but does not specify its classification, (x) duplicates the core estimate over 30 times along strike, increasing the estimate in the absence of adequate documented sampling along strike or any other information that would indicate that the grade of the “core block” could be validly extended to any other estimated tonnage in the deposit and (xi) does not account for material already mined from the Metates vein system.

In addition, the “core” estimate of minerals made in the Munroe Report are based on calculations which are not supported with appropriate data as (i) there is no survey data to show the size of the mine workings or the amount of unmined vein material remaining in them, (ii) the grade of the core block of mineralization was determined with many samples that are not necessarily representative of that mineralization, (iii) the thickness of the vein material in the core estimate was not based on representative measurements of vein thickness throughout the core estimate zone, (iv) the estimate of a core block of mineralization includes no cutting of high-grade values, (v) sample values are not weighted over the intervals they represent and a few high grade samples have a large weighting on the grade calculated, (vi) there was inadequate quality control on analysis of samples used as assay data for the calculation of the average grade of the core block of mineralization and (vii) the tonnage and grade calculated for the core block of mineralization are not supported by appropriate analytical data or survey measurements. Accordingly, the extrapolation of the inferred mineral resource estimate for the tonnage and grade of the “core” block to over 30 times along strike has no supportable basis and cannot be used to designate extrapolated quantities as inferred mineral resource estimates.

Qualified Person

The Company’s disclosure documents fail to identify and disclose the relationship to the Company of a qualified person that approved the technical information it disclosed in the disclosure documents, contrary to the requirements set forth in NI 43-101. Henceforth, the Company will include the name and relationship to the Company of a qualified person in disclosure documents that include technical information.

The disclosure of the technical information contained in this news release has been reviewed and approved by Douglas R. Wood, P. Geo., who is a “Qualified Person” as defined by NI 43-101.

ON BEHALF OF SILVER STREAM MINING CORP.

Suite 1120, 470 Granville Street • Vancouver, British Columbia V6C 1V5

OTCQB Trading Symbol: AGSM

"Robert Bell"

President & CEO

For further information on Silver Stream Mining Corp., please contact Robert Bell at (604) 713 8010, or visit our website at www.silverstreammining.com. For investor relations contact: Micro Cap et al at 1 877 642 7622, or info@microcapetal.com

About Silver Stream: Silver Stream is a natural resource company engaged in the acquisition of, exploration for and development of metallic mineral resources in the Americas. The Company is currently focused on delivering shareholder value through the exploration of the Solomon Pillars Property in Beardmore, Ontario Canada and the Metates Project in Sinaloa, Mexico. The Company’s Technical Advisory Team, with expertise in geology, engineering and operations provides a foundation to assess other mining projects for potential acquisition or joint venture opportunities throughout the Americas and to pursue the development of the Company’s existing projects in a focused and economical manner.

Forward Looking Statements:  Information contained herein regarding optimism related to the Company’s business, expanding exploration, development activities and other such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbors created thereby. While Silver Stream believes such statements are reasonable, they are based on current expectations, estimates and projections about the Company's business and are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including market prices for the Company’s mineral products, international and domestic economic conditions, and other risk factors listed in the Company's US Securities and Exchange Commission filings under “risk factors” and elsewhere. The Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Suite 1120, 470 Granville Street • Vancouver, British Columbia V6C 1V5